STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 5, 1998, by and among Covenant Transport, Inc., a Nevada corporation ("Buyer"); the Smith Charitable Remainder Trust (the "Selling Stockholder"); Southern Refrigerated Transport, Inc., an Arkansas corporation ("Southern"); Tony Smith Trucking, Inc., an Arkansas corporation ("Smith Trucking"); and Tony and Kathy Smith, husband and wife and residents of Arkansas (the "Smiths").

                                   RECITALS

     1. The Selling Stockholder owns all of the issued and outstanding capital stock of Southern and Smith Trucking, consisting of 300 shares and 1,000 shares of Common Stock, respectively, $1.00 par value per share (together, the "Common Stock").

     2. The Selling Stockholder proposes to sell and Buyer proposes to purchase the Common Stock.

     3. The parties desire that the transaction be accomplished as stated herein, in accordance with their respective representations, warranties, and agreements, subject to the conditions contained herein.

                                  AGREEMENTS

      NOW, THEREFORE, in consideration of the covenants, representations, warranties, and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                  Definitions

      For the purposes of this Agreement, unless otherwise provided, the following terms, when capitalized, shall have the meanings ascribed to them below:

1.1 "Affiliate" means any person or entity controlling, controlled by, or under common control with another person or entity, as well as the following: all officers, directors, and persons owning 10% or more of the equity interests of an entity.

1.2 "Authority" means each and every federal, state, local, and foreign judicial, governmental, quasi-governmental, or regulatory agency, official, or department; every arbitrator, mediator, and other similar official; and every other entity to whose jurisdiction or decision making authority a party has submitted.

1.3 "Benefit Plans" means all contracts, plans, arrangements, policies, and understandings providing for any compensation or benefit other than base wages or salaries that are maintained by Southern or Smith Trucking or affect either of their employees or independent contractors, regardless of whether defined as an "employee benefit plan" under ERISA or subject to any provision of ERISA, including, without limitation: all pension, profit-sharing, retirement, thrift, 401(K), ESOP, and other similar plans and arrangements (defined benefit and defined contribution); all health and welfare, disability, insurance (including self-insurance), workers' compensation, supplemental unemployment, severance, vacation, and similar plans and arrangements; and all bonus, stock option, incentive compensation, stock appreciation rights, phantom stock, overtime guaranty, employment contract, employee handbook, and other similar plans or arrangements.

1.4 "Closing" and "Closing Date" have the meanings set forth in Section 3.1 hereof.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax law.

1.6 "Contract" means any mortgage, indenture, agreement, contract, commitment, lease, plan, license, permit, insurance policy or binder, authorization, or other instrument, document, or understanding, oral or written.

1.7 "Environmental Laws" has the meaning ascribed in Section 4.3(u).

1.8 "GAAP" means generally accepted accounting principles, consistently applied throughout all periods, provided, that interim, unaudited financial statements lack footnotes and other presentation items.

1.9 "Historical Financial Statements" has the meaning ascribed to it in Section 4.3(f).

1.10 "IRS Proceeding" has the meaning ascribed in Section 6.6.

1.11 "IRS Claims" has the meaning ascribed in Section 6.6.

1.12 "Judgment" means any judgment, order, writ, injunction, decree, or award by any Authority, as well as all settlements of actions or claims.

1.13 "Law" means any constitution, statute, Judgment, law, ordinance, rule, regulation, or other pronouncement by any Authority (including, without limitation, the following types: environmental, energy, safety, health, zoning, antidiscrimination, antitrust, employment, transportation, Tax, and employee benefit (including ERISA)).

1.14 "Lien" means any mortgage, lien, pledge, security interest, mechanics or materialmens' or similar lien, conditional sale agreement, charge, claim, right, condition, restriction, or other encumbrance or defect of title of any nature whatsoever (including, without limitation, any assessment, charge, or other type of notice which is levied or given by any Authority and for which a lien could be filed).

1.15 "Loss" and "Losses" have the meanings ascribed to them in Section 6.1.

1.16 "Note" has the meaning ascribed in Section 3.3.

1.17 "Permits" has the meaning ascribed in Section 4.3(t).

1.18 "Proceeding" means any action, suit, litigation, arbitration, investigation, hearing, notice of violation, order, claim, citation, charge, demand, complaint, review, or penalty assessment, in each case whether formal or informal, administrative, civil or criminal, at law or in equity, and whether or not in front of any Authority.

1.19 "Real Estate" means the real estate and improvements thereon, and all rights and appurtenances thereto, currently owned or leased by Southern or Smith Trucking, all as legally described on Exhibit A.

1.20 "Rights" means all patents, trademarks, copyrights, franchises, licenses, permits, easements, computer software programs, rights (including, without limitation, rights to trade secrets and proprietary information and know-how), certificates, approvals, and other authorizations including those issued by or filed with any Authority, and any applications for any of the foregoing.

1.21 "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy, or property taxes, customs duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax, or additional amounts) imposed by any Authority.

                                  ARTICLE II
                            Stock Purchase and Sale

2.1 Transfer of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Selling Stockholder shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire, 100% of the issued and outstanding Common Stock free and clear of all Liens.

2.2 Purchase Price. In consideration for the transfer of the Common Stock, Buyer agrees to pay to the Selling Stockholder at Closing, Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000) (the "Purchase "Price").
                                  ARTICLE III
                                    Closing

3.1 Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Carroll & Associates located at 650 South Shackleford, Suite 224, Little Rock, Arkansas 72211. Contemporaneously with the execution hereof, all actions taken or required to be taken pursuant to this Article III shall be deemed to have occurred contemporaneously, and no individual action shall have been taken until all are completed. The date hereof shall be the "Closing Date."

3.2 Delivery of Certificates and Other Agreements. At the Closing, the Selling Stockholder shall deliver to Buyer certificates representing all shares of Common Stock, duly endorsed (or accompanied by duly executed stock powers). The Release, Employment Agreement, Stock Option Agreement, Note, and each other document required to be executed in connection with this Agreement shall be duly executed and delivered by the parties thereto.

3.3 Delivery of Purchase Price. At the Closing, the Buyer shall deliver (i) Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000) to the Selling Stockholder by wire transfer of immediately available funds and (ii) a non-negotiable promissory note payable to the Selling Stockholder in the principal amount of Three Million Dollars ($3,000,000) in the form of Exhibit B attached hereto (the "Note").

3.4 Opinion of Counsel. Counsel for Southern, Smith Trucking, the Smiths, and the Selling Stockholder shall deliver to Buyer written opinions, dated as of the Closing Date, in substantially the forms attached as Exhibits C-1 and C-2.

3.5 Opinion of Counsel. Counsel for Buyer shall deliver to the Selling Stockholder its written opinion, dated as of the Closing Date, in substantially the form attached as Exhibit D.


                                  ARTICLE IV
                        Representations and Warranties

4.1 General Statement. The parties hereto represent and warrant to each other that the statements contained in this Article IV are correct and complete as of the Closing Date. The survival of all such representations and warranties shall be in accordance with Section 7.2 hereof. Copies of all documents referenced in the Schedules shall be attached thereto or delivered separately.

4.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Selling Stockholder, that:

(a)   Corporate  Status.  Buyer  is  a  corporation,   duly  organized,  validly
      existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on its business.

(b) Authority. Buyer has full right, power, and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement and every other Contract contemplated hereunder by Buyer and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(c) Validity of Contemplated Transaction. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not (i) violate or conflict with any existing Law or any Judgment which is applicable to Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under the articles of incorporation or other charter documents, bylaws, or any securities of Buyer or any Contract to which Buyer is a party or by which it is otherwise bound. No authorization, approval, or consent of, and no registration, filing, or notice to any Authority or any other party to any Contract is required in connection with the execution, delivery, and performance of this Agreement by Buyer.

(d) Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.3 Representations and Warranties of the Smiths and the Selling Stockholder. The Selling Stockholder and the Smiths, jointly and severally, represent and warrant to Buyer that:

(a) Corporate Status. Southern and Smith Trucking are corporations, duly organized, validly existing, and in good standing under the laws of the State of Arkansas, each with all requisite power, authority, and Permits to carry on its business as it has been and is now being conducted and to own, lease, and operate its properties used in connection therewith. Except as set forth on Schedule 4.3(a), Southern and Smith Trucking are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction where the character of their properties or the nature of their businesses requires them to be so qualified. Southern and Smith Trucking conduct their businesses only under their own names. Southern and Smith Trucking have no subsidiaries and no entities affiliated through common ownership or otherwise that conduct any business related to that which they conduct.

(b) Capitalization. The entire authorized capital stock of Southern consists of 10,000 shares of common stock, of which 300 shares are issued and outstanding and owned by the Selling Stockholder. The entire authorized capital stock of Smith Trucking consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding and owned by the Selling Stockholder. Neither Southern nor Smith Trucking has any stockholders or issued and outstanding stock, whether voting or non-voting, common or preferred, other than the Selling Stockholder and the aforesaid shares owned by the Selling Stockholder. The Selling Stockholder is the record and beneficial owner of the Common Stock, free and clear of all Liens. All of such shares have been duly authorized and validly issued, are fully paid and non-assessable, and are free of all adverse claims. None of the Common Stock was issued in violation of the Securities Act of 1933 or any other Law. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require Southern or Smith Trucking (or any successor, parent, or acquiror of Southern or Smith Trucking) to issue, sell, or otherwise cause to become outstanding any capital stock or other securities or obligations; (ii) stock appreciation, phantom stock, profit participation, or similar rights; or (iii) voting trusts, proxies, rights of first refusal, registration rights, transfer restrictions, or other Contracts relating to the capital stock or other securities or obligations of Southern or Smith Trucking.

(c) Officers; Directors; Bank Accounts; Powers of Attorney. Schedule 4.3(c) lists all directors and officers of Southern and Smith Trucking; all bank accounts, lock boxes, safe deposit boxes, and borrowing authority of Southern and Smith Trucking, specifying with respect to each, the name and address of the bank or other financial institution and the account number and all persons having signing authority or authority to withdraw therefrom or thereon; and all persons having power of attorney, authority as an agent, or other authority to act on behalf of Southern or Smith Trucking.

(d) Authority. Southern, Smith Trucking, and the Selling Stockholder, as appropriate, have full right, power, and authority to execute and deliver this Agreement and every other Contract contemplated hereunder and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement and every other Contract contemplated hereunder by Southern, Smith Trucking, and the Selling Stockholder and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly executed and delivered by Southern, Smith Trucking, the Smiths, and the Selling Stockholder and constitutes the legal, valid, and binding obligation of each, enforceable against each, in accordance with its terms. The Selling Stockholder is a validly formed trust and the only trustees of the Selling Stockholder, the Smiths, have full right, power, and authority to execute and deliver this Agreement and every other Contract contemplated hereunder and to consummate and perform the transactions contemplated hereby.

(e) Validity of Contemplated Transactions. The execution and delivery of this Agreement and every other Contract contemplated hereby by Southern, Smith Trucking, the Smiths, and the Selling Stockholder do not, and the performance of this Agreement and every other Contract contemplated hereby by Southern, Smith Trucking, the Smiths, and the Selling Stockholder will not, (i) violate or conflict with any existing Law or any Judgment which is applicable to Southern, Smith Trucking, the Smiths, or the Selling Stockholder; (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under the articles of incorporation or other charter documents, bylaws, or any securities of Southern or Smith Trucking or any Contract to which Southern, Smith Trucking, the Smiths, or the Selling Stockholder is a party or by which any is otherwise bound; or (iii) violate or conflict with the trust documents applicable to the Selling Stockholder. No authorization, approval, or consent of, and no registration, filing, or notice to any Authority or other party to any Contract is required in connection with the execution, delivery, and performance of this Agreement by Southern, Smith Trucking, the Smiths, or the Selling Stockholder.

(f)   Financial Statements; Accounts Receivable.

(i) Southern and Smith Trucking have delivered to Buyer the annual financial statements (including balance sheets and statements of income, cash flows, and retained earnings) of Southern at and for the period ended June 30, 1996, 1997, and 1998 and of Smith Trucking at and for the period ended December 31, 1995, 1996, and 1997, and the associated accountants review reports, as well as the internal financial statements of each company at and for the period ended July 31, 1998 (collectively, the "Historical Financial Statements"). The Historical Financial Statements and all notes thereto are true, correct, and complete, have been prepared in accordance with GAAP, consistently applied, present fairly the financial condition and results of operations, changes in stockholder's equity and cash flows of Southern and Smith Trucking at and for all periods reflected therein, and are consistent with the books and records of Southern and Smith Trucking, which books and records are correct and complete. Copies of the Historical Financial Statements are attached as Schedule 4.3(f).

(ii) All accounts receivable of whatever nature of Southern and Smith Trucking represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All accounts receivable are collectible net of the reserves shown on the companies' balance sheets. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

(g) Absence of Undisclosed Liabilities. Southern and Smith Trucking have no liabilities or obligations, accrued or unaccrued, contingent or absolute, liquidated or unliquidated, and whether due or to become due, except for
      (i) liabilities that are reflected and adequately accrued on the face of the July 31, 1998 balance sheet of each included in the Historical Financial Statements, (ii) liabilities arising in the ordinary course of business since such date (none of which arises from or relates to any breach of contract or warranty, tort, infringement, or violation of Law, or would have to be disclosed on any Schedule to this Agreement), and
      (iii) in connection with the IRS Proceedings.

(h) Absence of Changes or Events. Except as disclosed on Schedule 4.3(h), since June 30, 1998, there has not been any adverse change in the business, operations, results of operations, or future prospects of Southern or Smith Trucking. Without limiting the generality of the foregoing, since that date, except as disclosed on Schedule 4.3(h), neither Southern nor Smith Trucking has:

(i) declared, set aside, or paid any dividend or made any other distribution or payment in respect of its capital stock; redeemed, purchased, or otherwise acquired any of its capital stock; issued any capital stock or other securities; granted any stock option or right to purchase shares of capital stock or any other securities of Southern or Smith Trucking; issued any security convertible into capital stock; or granted any registration rights concerning its securities;

(ii) discharged or satisfied any Lien or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge any liabilities when due;

(iii) sold, assigned, or transferred or agreed to sell, assign, or transfer any of its assets or any interest therein;

(iv) created, incurred, assumed, or guaranteed any indebtedness for money borrowed or any other indebtedness or obligation of any nature (absolute or contingent), or mortgaged, pledged, or subjected to any Lien, any of its assets;

(v)         acquired  any  substantial  assets,   properties,   securities,   or
            interests of another person;

(vi) reduced or canceled any amounts owed to it (except for the debt forgiven under Section 5.8);

(vii)         settled any claims against it;

(viii) granted or entered into any agreement or policy with any employee that grants severance or termination pay, increases compensation, increases benefits under any current Benefit Plan, or creates any continuing employment relationship;

(ix)        experienced any labor unrest or union organizing activity;

(x)         suffered any adverse change in its business;

(xi) changed any of the accounting principles which it follows or the methods of applying such principles;

(xii) amended, terminated, or entered into any Contract other than in the ordinary course of business, consistent with past practice;

(xiii) suffered to its assets any damage, destruction, or loss, whether or not covered by insurance;

(xiv) amended its articles of incorporation or bylaws or made any changes in its authorized or issued capital stock or other securities;

(xv) directly or indirectly engaged in any transaction, arrangement, or Contract with any officer, director, partner, shareholder, or other insider or affiliate;

(xvi) entered into any transactions outside the ordinary course of business; or

(xvii)      agreed, whether orally or in writing, to do any of the foregoing.

(i) Asset Schedule. Schedule 4.3(i) sets forth all material assets owned by Southern and Smith Trucking together with the cost, depreciated book value, and tax basis thereof. All of such assets are reflected on the balance sheet included in Southern or Smith Trucking's most recent Historical Financial Statements.

(j) Title and Condition of Assets. All of Southern's and Smith Trucking's owned and leased assets are in good repair and condition and adequate for the ordinary course of operation of Southern's and Smith Trucking's respective business as presently conducted, and all leased assets are in compliance with any applicable lease provisions. All inventory is usable and not obsolete. Neither Southern, Smith Trucking, the Smiths, nor the Selling Stockholder has received notice from any Authority of a Proceeding in the nature of condemnation or eminent domain relating to any of the property which Southern or Smith Trucking owns, leases, or utilizes in its operations, including the Real Estate. Except as set forth on Schedule 4.3(j), each of Southern and Smith Trucking possesses good and marketable title to all of its owned assets and a valid leasehold interest in all leased assets, free and clear of all Liens, except Liens for current taxes not yet due and payable. Each of Southern and Smith Trucking does not use any assets in its businesses other than assets owned by it or assets leased under valid and continuing leases that are identified on Schedule 4.3(o). There are no developments affecting any of Southern's or Smith Trucking's properties or assets, owned or leased, that might materially detract from the value of such property or assets, interfere with any present or intended use of such property or assets, or adversely affect the marketability of such property or assets. All buildings, plants, and structures owned or used by Southern or Smith Trucking lie wholly within the boundaries of the Real Estate and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party. The buildings, plants, structures, and equipment owned or used by Southern or Smith Trucking are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, and equipment owned or used by each of Southern and Smith Trucking are sufficient for the continued conduct of the respective businesses of Southern and Smith Trucking after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

(k) Additional Warranties Concerning Tractors and Trailers. All tractors and trailers operated by Southern and Smith Trucking are in good operating condition and repair, do not require any engine, drive train, or other mechanical system repair, meet all Department of Transportation requirements, and have been maintained in compliance with all applicable manufacturers' specifications and warranties. All tractors and trailers have been operated at all times in compliance with applicable leases or other financing documents. All leased tractors and trailers satisfy the "turn-in" requirements under applicable leases such that there would not be any penalty, reconditioning fee, or other amount owed if such leased tractors and trailers were returned at the Closing Date. Each leased tractor (and if applicable, leased trailers) has been operated within the mileage allowance of the applicable lease, prorated for the portion of the lease period that has expired. All tractors and trailers that are owned or covered by leases without specific return requirements have no major damage. On a fleetwide basis, all tractors and trailers have averages of at least 50% wear remaining on tires and brakes. There are no late fees, penalties, or other amounts owing under any tractor or trailer lease or other financing document, other than any current month payment that is not yet due.

(l)   Tax Matters. With respect to Taxes:

(i) Southern and Smith Trucking have filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns, and statements (the "Returns") required to be filed under applicable Laws, and all such Returns are true, correct, and complete. Southern and Smith Trucking have within the time and in the manner prescribed by Law, paid all Taxes that are due and payable with respect to each. Southern and Smith Trucking have established on the most recent balance sheet included in the Historical Financial Statements reserves, charges, and accruals that are adequate for the payment of all Taxes not yet due and payable that are attributable to periods ending on such date. There are no Liens for Taxes upon the assets of Southern or Smith Trucking except for Liens for Taxes not yet due and payable.

(ii) Except in connection with the IRS Proceeding (as hereinafter defined), none of the Returns of Southern or Smith Trucking is presently under audit by any Authority nor has a deficiency for any Taxes been proposed, asserted, or assessed against Southern or Smith Trucking. Except in connection with the IRS Proceeding (as hereinafter defined), there are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Return that have been given by or on behalf of Southern or Smith Trucking.

(iii) Southern and Smith Trucking and, if applicable, their agents and contracted service providers, have complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, withheld, collected, and paid over to the proper governmental authorities all amounts required to be so withheld, collected, and paid over under all applicable Laws.

(m) Litigation. Except as set forth in Schedule 4.3(m), there is no Proceeding pending or threatened against Southern or Smith Trucking. Neither Southern, Smith Trucking, nor the Selling Stockholder has reason to believe that any Proceeding may be brought or threatened against Southern, Smith Trucking, or the Selling Stockholder.

(n) Insurance; Bonds. Schedule 4.3(n) contains a list of, and Buyer has been furnished true and complete copies of, all insurance policies and fidelity bonds covering Southern's and Smith Trucking's assets, business, properties, operations, employees, officers, and directors, and other matters for which Southern and Smith Trucking carry insurance. Schedules 4.3(n) describes any self-insurance arrangement by or affecting Southern and Smith Trucking, including any reserves established thereunder, covering the period since January 1, 1991. Except as set forth in Schedule 4.3(n), there is no claim by any insured pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Southern and Smith Trucking are otherwise in full compliance with the terms and conditions of all such policies and bonds. As to all claims that might be covered by such policies or bonds, Southern and Smith Trucking have promptly and within any prescribed time period notified the insuring or bonding party in the proper manner. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect continuously since January 1, 1991, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting similar businesses and do not exclude coverage for punitive damages. Except as set forth in Schedule 4.3(n), neither Southern, Smith Trucking, the Smiths, nor the Selling Stockholder knows of any threatened termination of, or premium increase with respect to, any of such policies or bonds. Except for claims listed on Schedule 4.3(m), neither Southern nor Smith Trucking has given notice to the insurer of any claims that may be insured thereby.

(o) Material Contracts. Schedule 4.3(o) contains a list of all material Contracts to which Southern or Smith Trucking is a party, including but not limited to: any Contract that is not by its terms cancelable on notice of not longer than 30 days without liability or penalties, or which, if performed, would involve the payment by Southern or Smith Trucking of more than $25,000; any Contract restricting or limiting Southern or Smith
      Trucking from carrying on its business or competing in any line of business; any Contract involving a joint venture, partnership, or other profit or loss sharing arrangement; any Contract with the Selling Stockholder, the Smiths, or any Affiliate; any Contract relating to indebtedness for borrowed money, deferred purchase price of property, or the guaranty of the obligations of any person; any Contract concerning leased assets used by Southern or Smith Trucking; any Contract respecting Rights, Real Estate, or employees; any power of attorney or similar instrument; and any other Contract not made in the ordinary course of business. Each Contract disclosed in any Schedule or required to be disclosed pursuant to this Section 4.3(o) is a valid and binding agreement of the parties thereto, is in full force and effect, no party thereto is in default thereunder, and there exists no condition that with notice or lapse of time or both would constitute a default thereunder.

(p) Employee Benefit Plans and Arrangements. Schedule 4.3(p) identifies each of Southern's and Smith Trucking's Benefit Plans, copies of which, amended to date, have been furnished to Buyer. No Benefit Plan is a multi-employer or a defined benefit plan. Neither Southern, Smith Trucking, any Affiliate, nor any predecessor of either has ever been a party to or sponsored a multi-employer or defined benefit plan. Southern, Smith Trucking, and all Benefit Plan fiduciaries have fully complied with their obligations with respect to all Benefit Plans. There has been no prohibited transaction with respect to any Benefit Plan. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been since inception. Each trust created under any Benefit Plan is exempt from tax under Section 501(a) of the Code and has been exempt from tax since creation. Southern and Smith Trucking have received determination letters from the Internal Revenue Service for each such Benefit Plan at inception and after each amendment. Each Benefit Plan has been maintained in compliance with its terms and all applicable Laws. There has not been any event that would threaten the tax-qualified status of any Benefit Plan. All payments and contributions due or accrued under each Benefit Plan, determined in accordance with the terms of such plans and prior funding and accrual practices, have been paid or are reflected as a liability on the most recent balance sheets contained in the Historical Financial Statements. The "plan year" of each Benefit Plan is the calendar year. Southern and Smith Trucking have no current or projected liability with respect to post-employment or post-retirement welfare benefits for former or retired employees.

(q) Employees; Independent Contractors. Neither Southern nor Smith Trucking is a party to any collective bargaining agreement relating to its employees, nor does any such agreement determine the terms and conditions of employment of any employee. There are no agreements, plans, or policies which would give rise to any severance, termination, change-in-control, or other similar payment to Southern's or Smith Trucking's employees as a result of the consummation of the transactions contemplated hereunder. Neither Southern nor Smith Trucking has any employment agreements with employees. Both Southern and Smith Trucking maintain files on all employee and independent contractor truck drivers. Each employee and independent contractor driver of Southern and Smith Trucking meets all DOT requirements, and all driver files contain all required materials. All independent contractors providing equipment and/or services to Southern or Smith Trucking have been retained under valid contracts and qualify for independent contractor status under existing Internal Revenue Service rules and interpretations. A copy of the form of contract used for any independent contractor operators of rolling stock has been delivered to Buyer. Neither Southern nor Smith Trucking has taken action in respect of its employees that would require notice or create liability under the Worker Adjustment and Retraining Notification Act, and neither Southern nor Smith Trucking has present plans to take such action.

(r) Safety Rating. Southern has received and maintained a "satisfactory" safety rating from the DOT. There is no investigation, audit, or other proceeding pending or threatened by the DOT. Neither Southern nor Smith Trucking requires or permits any violation of the safety fitness regulations or other DOT rules or regulations. Both Southern and Smith Trucking regularly and strictly enforce applicable hours in service and other DOT requirements.

(s) Rights. All Rights owned, licensed, or otherwise used by Southern or Smith Trucking are listed on Schedule 4.3(s). Each of Southern and Smith Trucking owns or uses such Rights under valid license in the operation of their business. Southern's and Smith Trucking's interest in each of such Rights, to the extent possible, has been registered under applicable state and federal Laws. Neither Southern nor Smith Trucking has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Rights of third parties. Neither Southern nor Smith Trucking has received any charge, complaint, demand, or notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that Southern or Smith Trucking must license or refrain from using any Rights of third parties).

(t) Compliance With Laws; Permits. Except for the IRS Proceedings, each of Southern and Smith Trucking has owned, leased, and used all of its properties and assets, and has conducted its business, in compliance in all respects with all applicable Laws. Except for the IRS Proceedings, neither Southern, Smith Trucking, the Smiths, nor the Selling Stockholder has been charged with any violation of Law. No Proceeding is pending or threatened by any Authority with respect to any violation of Law by Southern, Smith Trucking, the Smiths, or the Selling Stockholder. No Judgment is unsatisfied against Southern, Smith Trucking, the Smiths, or the Selling Stockholder. Neither Southern, Smith Trucking, the Smiths, nor the Selling Stockholder is subject to any stipulation, order, consent, or decree arising from an action before any Authority. Each of Southern and Smith Trucking possesses all permits, licenses, franchises, and other approvals of Authorities (collectively, "Permits") required to operate its business, such Permits are in full force and effect, any applications for renewal have been duly filed on a timely basis, no Proceeding is pending or threatened to revoke or limit any Permit, and each is operating in compliance with all Permits.

(u)   Environment, Health, and Safety.

(i) Each of Southern, Smith Trucking, their Affiliates, and any predecessors of each have complied with all Laws concerning pollution or protection of the environment, public health and safety, and employee health and safety, including Laws relating to emissions, discharges, releases, or threatened release of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes (including petroleum and any fraction or derivative thereof) into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or hauling of such substances (collectively, "Environmental Laws"). No Proceeding has been filed or commenced against Southern, Smith Trucking, their Affiliates, or any predecessor of each alleging any failure to comply with any Environmental Laws. Without limiting the generality of the preceding sentence, each of Southern, Smith Trucking, their Affiliates and any predecessors of each has obtained and been in compliance with all of the terms and conditions of all Permits which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws.

(ii) Neither Southern nor Smith Trucking has any liability (and neither Southern, Smith Trucking, their Affiliates, nor any predecessor of each has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned, operated, or used any property or facility in any manner that could form the basis for any present or future Proceeding against Southern or Smith Trucking giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of, or personal injury to, any employee or other individual, or for any reason under any Environmental Law.

(iii) All properties and equipment used in the business of Southern, Smith Trucking, their Affiliates, and any predecessors of each have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and other extremely hazardous substances as defined by any Law.

(iv) Any fuel or other storage tanks located at properties presently or previously owned or used by Southern or Smith Trucking in its business, including the Real Estate, comply in all respects with applicable Laws, do not leak, are registered with the appropriate state agency (and all required actions in connection therewith have been taken) in the manner permitting Southern or Smith Trucking to take advantage of any state liability limitation, insurance, or similar program relating to fuel storage tanks, and such tanks are not scheduled for removal in the next five years.

(v) Both Southern and Smith Trucking have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring concerning Southern or Smith Trucking or any property owned or used by Southern or Smith Trucking concerning compliance with Environmental Laws.

(v) Disclosure. The representations and warranties of Southern, Smith Trucking, the Smiths, and the Selling Stockholder contained in this Agreement and the contents of every document delivered in connection herewith, do not contain any untrue statement of a material fact and do not omit to state any fact necessary to make any statement herein or therein not misleading or necessary to a correct presentation of all material aspects of Southern or Smith Trucking's business and the matters contemplated under this Agreement.

(w) Brokers or Finders. Except any fee owed to Wayne Carroll, which shall be borne by the Smiths, none of Southern, Smith Trucking, the Smiths, the Selling Stockholder, or their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement.

(x) Prepayment of Indebtedness. All indebtedness of Southern and Smith Trucking and all capitalized and operating leases may be prepaid at any time without penalty.


                                   ARTICLE V
                           Covenants and Agreements

5.1 Approvals and Consents. Each party to this Agreement shall use its best efforts to obtain (and assist the other in obtaining), as soon as reasonably practicable, all Permits, authorizations, consents, and waivers from third parties or Authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby.

5.2 Release of the Smiths. From and after the Closing the Buyer shall either repay all indebtedness of Southern and Smith Trucking to third-parties that is reflected on the most recent balance sheets included in the Historical Financial Statements that the Smiths have personally guaranteed or indemnify the Smiths against any liability under such guaranties, including any attorney fees and expenses incurred by the Smiths in responding to or defending claims made under such guaranties.

5.3 Notification. Each party shall give prompt written notice to the others of any development causing a breach of any of his, her, or its own representations and warranties or that would prevent the fulfillment of any of his, her, or its covenants or agreements contained in this Agreement or any document contemplated hereby.

5.4 Stockholder Liability. Anything to the contrary notwithstanding, at the Closing Southern and Smith Trucking shall (i) forgive in full all obligations (including interest) owed to them by the Smiths up to a maximum of $320,000 (aggregating the forgiveness of both companies); and (ii) present evidence of the amount and form of such forgiveness to Buyer. It is understood by the parties that such forgiveness shall in no way be construed as a breach of the representations, warranties, comments, or agreements contained herein. In addition, the Smiths and the Selling Stockholder shall execute a full and final waiver and release of any and all claims against Southern and Smith Trucking in substantially the form attached hereto as Exhibit E (the "Release").

5.5   Non-Competition.

(a) The parties have negotiated the non-competition provisions of this Agreement as an integral part of the transaction. The Purchase Price is substantially higher than the net book value of Southern and Smith Trucking, resulting in substantial "goodwill" being paid by Buyer for the ongoing prospects of Southern's and Smith Trucking's business. The Smiths acknowledge that the Buyer is willing to pay the Purchase Price and proceed with the transaction because of Southern's and Smith Trucking's customer relationships, growth potential, and other prospects, and that such prospects would be severely and irreparably harmed by competition from the Smiths. The Smiths further acknowledge that the Buyer would not have entered into this Agreement without the non-competition provisions contained herein. The Smiths willingly agree to the non-competition provisions of Section 5.5(b) hereof as consideration for the Purchase Price and agree that the non-competition provisions are reasonable and are necessary to induce the Buyer to enter into this Agreement. If the Smiths violate any of the non-competition provisions of Section 5.5, the Buyer shall be entitled to damages in the amount by which the Purchase Price exceeds combined stockholder=s equity of Southern and Smith Trucking as reflected on the July 31, 1998 balance sheets included in the Historical Financial Statements. The Smiths agree that the measure of damages set forth herein is appropriate and fair.

(b) For a period of three years following the later of Closing or Tony Smith's final day of employment with Buyer or an Affiliate, the Smiths agree that they will not, directly or indirectly,

(i) except in the course of Tony Smith's employment with Buyer or an Affiliate, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend their name or any similar name to, lend their credit to or render services or advice to, any Competitive Business that engages in business in the United States; provided, however, that the Smiths may purchase or otherwise acquire up to (but not more than) one percent as an aggregate of all such purchases and acquisitions made by the Smiths of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(ii) whether for their own account or for the account of any other person, at any time after the Closing solicit business of the same or similar type being carried on by Buyer or any Affiliate, from any person that is or was a customer of Southern, Smith Trucking, Buyer, or any Affiliate, whether or not they had personal contact with such person during and by reason of Mr. Smith's employment with Southern, Smith Trucking, Buyer, or an Affiliate;

(iii) whether for their own account or the account of any other person at any time after Closing solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of Southern, Smith Trucking, Buyer, or an Affiliate, or in any manner induce or attempt to induce any employee of Southern, Smith Trucking, Buyer, or an Affiliate to terminate his or her employment with Southern, Smith Trucking, Buyer, or an Affiliate; or at any time interfere with Southern's or Smith Trucking's relationship with any person, including any person who at any time was an employee, contractor, supplier, or customer of Southern, Smith Trucking, Buyer, or an Affiliate; or

(iv) at any time after Closing, disparage Southern, Smith Trucking, Buyer, or any Affiliate, or any of their shareholders, directors, officers, employees, or agents.

(c) For purposes of this Agreement, "Competitive Business" shall mean the interstate and/or intrastate transportation of freight, including truckload and less-than-truckload carriage, intermodal service, and brokerage, logistics, agent, consolidation, or other freight-related operations. Competitive Business shall include, but not be limited to, dry van, temperature-controlled van, and flatbed operations.

(d) If any covenant in Section 5.5 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Smiths.

(e) The Smiths acknowledge that the injury that would be suffered by Buyer as a result of a breach of the provisions of this Section 5.5 would be irreparable  and that  even the award of  monetary  damages  specified  in
      Section 5.5(a) for such breach would be an inadequate remedy. Consequently, the Buyer shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Buyer shall not be obligated to post bond or other security in seeking such relief.

5.6 Selling Stockholder Access. From and after the Closing, Buyer shall provide the Smiths and the Selling Stockholder with access to the pre-Closing books and records of Southern and Smith Trucking as are necessary in the preparation of tax returns or other valid purposes.

5.7 Tony Smith Employment. In accordance with the Employment Agreement attached hereto as Exhibit F (the "Employment Agreement"), Tony Smith shall be employed as President of Southern at the salary rate of $200,000 annually, plus a retention bonus of $120,000 annually, an annual bonus based upon the profitability of Southern and Buyer, and benefits provided other employees of Buyer's operating subsidiary, Covenant Transport, Inc., a Tennessee corporation. Such salary shall be payable on the same frequency as wage payments made to other employees and bonuses shall be made annually at the same time as bonuses to other employees. In accordance with the Stock Option Agreement attached hereto as Exhibit G, Buyer shall grant Tony Smith an option to purchase 20,000 shares of Buyer's Class A common stock with terms customary to Buyer's option holders.

                                  ARTICLE VI
                                Indemnification

6.1 Indemnification by the Selling Stockholder. The Selling Stockholder hereby indemnifies, defends, and holds harmless Buyer together with (as applicable) its Affiliates, successors, heirs, assigns, employees, and agents from and against any and all claims, causes of action, suits, Judgments, Taxes, losses, Proceedings, damages, fines, penalties, deficiencies, obligations, costs, and expenses, including without limitation reasonable expenses of investigation and reasonable attorneys' and other experts' fees and expenses (individually, a "Loss" and collectively, "Losses") arising out of or otherwise in respect of (a) any misrepresentation or inaccuracy in, or breach of, any representation, warranty, covenant, or agreement of Southern, Smith Trucking, the Smiths, or the Selling Stockholder contained in this Agreement or any other Contract executed in connection herewith; and (b) any act, omission, event, or circumstance occurring prior to Closing and relating to Southern, Smith Trucking, the Smiths, or the Selling Stockholder.

6.2 Indemnification by Buyer. Buyer hereby indemnifies, defends, and holds the Selling Stockholder harmless from and against all Losses arising out of or otherwise in respect of any misrepresentation or inaccuracy in, or breach of, any representation, warranty, covenant, or agreement of Buyer contained in this Agreement or any other Contract executed in connection herewith.

6.3 Indemnification  Procedures.  A party seeking  indemnification under Section
6.1 or Section 6.2 (the "Indemnified Party") agrees to give prompt written notice to the party against whom indemnification is sought (the "Indemnifying Party") of the assertion or commencement of any third-party claim or Proceeding in respect of which indemnification may be sought. Subject to Section 6.6, the Indemnifying Party, at its expense, may assume the defense of any such claim or Proceeding and take all steps to settle or defeat any such claim or Proceeding, and to employ counsel to contest the same. The Indemnifying Party shall reasonably consider the advice of the Indemnified Party as to the defense of such claims or Proceedings. The Indemnified Party shall have the right to participate at its own expense in such defense, but the control of such claim or Proceeding shall remain with the Indemnifying Party. The Indemnified Party shall provide all reasonable cooperation in connection with any such defense. If an Indemnifying Party elects not to undertake the defense of a tendered claim or Proceeding or does not do so in a timely fashion, the Indemnified Party shall be entitled to control the defense or settlement of such claim or Proceeding and shall be entitled to indemnity with respect thereto.

6.4  Right  to  Indemnification   Not  Affected  By  Knowledge.   The  right  to
indemnification, payment for Losses, or other remedy based on any representations, warranties, covenants, and obligations will not be affected by disclosure on any Schedule or by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment for Losses, or other remedy based on such representations, warranties, covenants, and obligations.

6.5 Right of Set-Off. Upon notice to the Selling Stockholder specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Article VI against amounts otherwise payable under the Note. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Note. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of Loss will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it and the Note amount shall not serve as a limit on the Selling Stockholder=s liability for Losses hereunder.

6.6   IRS Indemnification.

(a) Southern and Smith Trucking have each received a notice of deficiency from the Internal Revenue Service and are the subject of proceedings initiated by the Internal Revenue Service with respect to the 1992 and 1993 tax returns filed by them (the "IRS Proceedings"). In addition to any other indemnification hereunder, the Selling Stockholder hereby agrees to indemnify, defend, and hold harmless Buyer, Smith Trucking, Southern, and their Affiliates, agents, employees, officers, directors, shareholders, successors, heirs, and assigns against any and all Losses arising from or in any manner connected with the IRS Proceeding and any other claims made by the Internal Revenue Service arising out of or otherwise in respect of
      (a) any tax return filed by Southern or Smith Trucking prior to the date of Closing or (b) any event or transaction by Southern or Smith Trucking prior to the Closing (together, "IRS Claims").

(b) Anything to the contrary notwithstanding, the indemnification procedures for IRS Claims shall be as set forth in this Section 6.6:

(i) In reference to any IRS Claims other than the IRS Proceeding, Buyer shall assume control of any such IRS Claims and coordinate the defense or settlement thereof; provided that Buyer shall reasonably consider the advice and wishes of the Smiths and the Selling
            Stockholder, and the Smiths and the Selling Stockholder shall provide reasonable cooperation in connection with such defense or settlement.

(ii) In connection with the IRS Proceedings only, the Selling Stockholder shall take primary responsibility for negotiating, defending, and settling the IRS Proceeding. The Selling Stockholder shall keep the Buyer fully informed of all aspects of the IRS Proceedings, shall invite the Buyer to participate in all meetings, conferences, and discussions with representatives of the IRS, shall have the Buyer copied on all correspondence and filings, and shall direct all representatives to give Buyer full and complete access to any desired information. Buyer shall be consulted and must consent to any settlement of the IRS Proceedings; provided that such consent shall not be withheld unless in Buyer's good faith judgment the settlement would significantly compromise the position of Buyer or its other subsidiaries in another case involving the IRS or the settlement would involve more than the payment of civil damages. In the event the IRS Proceedings go to litigation, the Buyer shall be entitled to approve all litigation strategies, and the Selling Stockholder shall not take any position inconsistent with the positions of Buyer's other subsidiaries. Richard Hatfield shall continue to serve as counsel in the IRS Proceedings unless Buyer becomes substantially and justifiably dissatisfied with such services, in which case replacement counsel shall be retained. All fees and expenses incurred in connection with such defense shall be deemed "Losses" and be paid by the Selling Stockholder in accordance with Section 6.6(a); provided, that the fees and expenses of Price Waterhouse Coopers (or any successor or replacement CPA firm) ("Coopers' Fees") shall be borne as follows:

(A) From the date hereof through settlement discussions currently scheduled, all Coopers' Fees shall be borne by Buyer and not be subject to indemnification by the Selling Stockholder;

(B) From the date (if any) a decision is made to litigate the IRS Proceedings, all Coopers' Fees on topics applicable both to the IRS Proceedings and to proceedings involving Buyer or its other subsidiaries shall be borne by Buyer and not be subject to indemnification by the Selling Stockholder; and

(C) From the date (if any) a decision is made to litigate the IRS Proceedings, all Coopers' Fees relating specifically to the IRS Proceedings shall be borne by the Selling Stockholder and Buyer shall be entitled to indemnification therefor.

(iii) In connection with all IRS Claims other than the IRS Proceedings, all Losses, including all Coopers= Fees and all fees and expenses of other advisors shall be the responsibility of the Selling Stockholder and Buyer shall be entitled to indemnification therefor.

6.7 Smith Guaranty. As additional security for the Selling Stockholder's indemnification obligations, the Smiths hereby unconditionally guaranty and agree to pay, perform, and discharge the obligations of the Selling Stockholder under this Article VI subject to the monetary limitation contained in Section 9 of the Employment Agreement. The Smiths agree that the Buyer may collect on such guarantee by offsetting any Losses against payments due under the Employment Agreement as stated therein. To the extent the Smiths perform under this Section or otherwise become liable to Buyer in connection with this Agreement, they shall not be entitled to indemnification by Buyer, Smith Trucking, Southern, or any other subsidiary or Affiliate of Buyer under applicable state laws or under such companies' respective articles, bylaws or other charter documents or corporate resolutions or agreements with such corporations relating to indemnification of officers, directors and others for corporate actions. Any such rights are hereby waived. Notwithstanding anything to the contrary, the Smiths, jointly and severally, shall be primarily liable for any violation by them of Section 5.5 hereof.

                                  ARTICLE VII
                                 Miscellaneous

7.1 Costs and Expenses; Fees. Each party shall be solely responsible for and bear all of its own respective expenses incurred at any time in connection with pursuing or consummating the Agreement and the transactions contemplated by the Agreement, including, but not limited to, fees and expenses of business brokers, legal counsel, accountants, and other facilitators and advisors.

7.2 Survival of Representations, Warranties, Covenants, and Agreements. The covenants, agreements, representations, and warranties of the Smiths and the Selling Stockholder contained in this Agreement or in any document delivered or in connection herewith shall survive the Closing for a period of three years. Anything to the contrary notwithstanding, (a) covenants, agreements, representations, and warranties of the Smiths and the Selling Stockholder relating to tax, environmental, and employee benefit plan matters shall survive until the expiration of the applicable statutes of limitation and (b) the obligations of the Smiths under Section 5.5 shall survive for the period specified therein. Except for Buyer's obligations under Sections 5.6 and 5.7, the covenants, agreements, representations, and warranties of Buyer contained in this Agreement or in any document delivered in connection herewith shall terminate at the Closing.

7.3 Complete Agreement, etc.. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

7.4 Assignment and Binding Effect. This Agreement shall not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties and any assignment without consent shall be void; provided, that Buyer may assign its rights hereunder to any subsidiary. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of any party. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

7.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

7.6 Time. Time is of the essence in connection with this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

7.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally (including by nationally recognized overnight courier service) or sent by telegram or by certified mail, postage prepaid, and sent by telecopier as follows:


If to Buyer, to:                 David R. Parker
                                 Covenant Transport, Inc.
                                 400 Birmingham Highway
                                 Chattanooga, TN  37419
                                 (423) 821-1212 Telephone
                                 (423) 821-5442 Fax

With a required copy to:         Mark A. Scudder
                                 Scudder Law Firm, P.C.
                                 411 S. 13th Street, Suite 200
                                 Lincoln, Nebraska  68508
                                 (402) 435-3223 Telephone
                                 (402) 435-4239 Fax

If to the Smiths or the Selling  Tony Smith
Stockholder, to:                 P.O. Box 459
                                 Ashdown, AR  71822
                                 (501) 898-3337 Telephone
                                 (870) 989-5765 Fax

With a required copy to:         Connie Carroll, Esq.
                                 650 S. Shackleford, Suite 224
                                 Little Rock, AR 72211
                                 (501) 223-2402 Telephone
                                 (501) 224-6254 Fax

or to such other address as the addressee shall have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date so personally delivered, telegraphed, or deposited in the mail and telecopied.

7.8 Cooperation. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper, or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

7.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Tennessee, without regard to conflict-of-law principles.

7.10 Headings, Gender, and Person. All section headings contained in this Agreement are for convenience and reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority, or any other entity.

7.11 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.12 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

7.13 Public Announcements. Buyer shall be entitled to issue a press release announcing the execution of this Agreement and basic information concerning Southern and Smith Trucking and the proposed transaction. Buyer shall submit the press release to the Smiths in advance and shall make such changes as may be reasonably requested; provided, that Buyer shall not be required to make changes contrary to the advice of its securities counsel.


                             * * * * * * * * * * *

                            Signature Page Follows

                         * * * * * * * * * * * * * * *

                Signature Page to the Stock Purchase Agreement
               among Covenant Transport, Inc., Smith Charitable
            Remainder Trust, Southern Refrigerated Transport, Inc.,
                   Tony Smith Trucking, Inc., and the Smiths


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.





COVENANT TRANSPORT, INC.                    SOUTHERN REFRIGERATED TRANSPORT,
a Nevada corporation                        INC.
                                            an Arkansas corporation

By:   /s/ David R. Parker                   By: /s/ Tony Smith
      David R. Parker, President                Tony Smith, President



TONY SMITH TRUCKING, INC.
an Arkansas corporation


By:   /s/ Tony Smith                            /s/ Kathy Smith
      Tony Smith, President                     Kathy Smith, Individually


                                                /s/ Tony Smith
                                                Tony Smith, Individually




SMITH CHARITABLE REMAINDER TRUST


By:   /s/ Tony Smith
      Tony Smith, Trustee


By:   /s/ Kathy Smith
      Kathy Smith, Trustee

                   Exhibit List to Stock Purchase Agreement

     Exhibit A   -     Real Estate
     Exhibit B   -     Note
     Exhibit C-1 -     Opinion of Harrington, Miller & Neihouse
     Exhibit C-2 -     Opinion of Connie Carroll
     Exhibit D   -     Opinion of Scudder Law Firm, P.C.
     Exhibit E   -     Release
     Exhibit F   -     Employment Agreement
     Exhibit G   -     Stock Option Agreement

                   Schedule list to Stock Purchase Agreement

     Schedule 4.3(a)           - Corporate Status
     Schedule  4.3(c)          - Directors and Officers, Bank  Accounts, Etc.
     Schedule 4.3(f) - Historical Financial Statements Schedule 4.3(h) Absence of Changes
     or Events Schedule 4.3(i) - Asset  Schedule
     Schedule 4.3(j) - Title and Condition of Assets Schedule 4.3(m) Litigation Schedule
     4.3(n)                    - Insurance;  Bonds  Schedule  4.3(o)
     Material Contracts
     Schedule 4.3(p)           - Employee Benefit Plans Schedule
     4.3(s)                    - Rights